UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 19, 2021 (August 18, 2021)

JOHN B. SANFILIPPO & SON, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19681	36-2419677
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1703 North Randall Road, Elgin, Illinois 60123-7820
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (847) 289-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12 (b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $.01 par value per share	JBSS	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed on a Current Report on Form 8-K filed on April 29, 2021, on April 28, 2021 Mr. Michael J. Valentine announced his intention to step down from his role as Chief Financial Officer of John B. Sanfilippo & Son, Inc. (the “Company”) after the filing of the Company’s Form 10-K for fiscal year 2021. In accordance with this prior announcement and his succession plan, on August 20, 2021, Mr. Valentine will step down as Chief Financial Officer of the Company and Mr. Frank S. Pellegrino, Executive Vice President, Finance and Administration and Treasurer, will be appointed as Chief Financial Officer of the Company. Also consistent with his succession plan, Mr. Valentine will remain the Group President and Secretary of the Company and will continue as a director of the Company.

Mr. Pellegrino, 47, has been employed by the Company since January 2007. In August 2020, Mr. Pellegrino was promoted to Executive Vice President, Finance and Administration. Mr. Pellegrino served as the Company’s Senior Vice President, Finance from August 2012 to August 2020 and, in August 2016, he was appointed Treasurer. Mr. Pellegrino served as Vice President Finance and Corporate Controller from January 2009 to August 2012. He served as Corporate Controller from September 2007 to January 2009 and as Director of Accounting from January 2007 to September 2007. Mr. Pellegrino is currently responsible for our accounting, finance and treasury functions. In January 2018, he became responsible for overseeing our information technology department and in June 2019 became responsible for overseeing our Customer Solutions department.

Prior to joining the Company, Mr. Pellegrino was Internal Audit Manager at W.W. Grainger, a business-to-business distributor. Before that, he was a Manager in the Assurance Practice of PricewaterhouseCoopers LLP. Mr. Pellegrino earned an MBA from DePaul University and a B.S. in accountancy from Indiana University, and has been a Certified Public Accountant (CPA) since 1996.

There are no arrangements or understandings with any person pursuant to which Mr. Pellegrino will be appointed as Chief Financial Officer of the Company. There are no family relationships between Mr. Pellegrino and any other director or executive officer of the Company. Mr. Pellegrino is not party to any transaction that would require disclosure under Item 404(a) of Regulation S-K.

As previously disclosed on a Current Report on Form 8-K filed on June 21, 2021, on June 14, 2021, Chris Gardier, Senior Vice President, Consumer Sales announced his intention to retire from the Company, and it was also disclosed that the duties of Mr. Gardier will be transitioned pursuant to his succession plan. In accordance with his succession plan, key aspects of Mr. Gardier’s responsibilities are being transitioned and will be further transitioned to other executives of the Company.

ITEM 8.01.	Other Events

A copy of the press release announcing Mr. Pellegrino’s appointment as Chief Financial Officer is attached hereto as Exhibit 99.1.

ITEM 9.01.	Financial Statements and Exhibits

(d)	Exhibits

The exhibits furnished herewith are listed in the Exhibit Index of this Current Report on Form 8-K.

EXHIBIT INDEX

Exhibits	Description

99.1	Press Release dated August 19, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHN B. SANFILIPPO & SON, INC.

August 19, 2021	By:	/s/ Michael J. Valentine
Michael J. Valentine
Group President and Secretary